
                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES




                                                                  Nine Months Ended
                                                                    September 30,
                                                               -------------------------
                                                                  1996          1995
                                                               -----------   -----------


Net income                                                      $110,446       $49,221
   Add: Minority interest in income                                7,268         5,449
   Less: Gain on disposition of real estate                            -             -
   Less: Minority interests in income which do not have
     fixed charges                                                (6,451)       (3,795)
                                                               -----------   -----------
Income from continuing operations                                111,263        50,875
   Interest expense                                                6,893         5,249
                                                               -----------   -----------
Total Earnings Available to Cover Fixed Charges                 $118,156       $56,124
                                                               ===========   ===========

Total Fixed Charges - Interest expense                            $8,035        $5,249
                                                               ===========   ===========


Total Preferred Stock dividends                                  $50,118       $21,904
                                                               ===========   ===========

Total Combined Fixed Charges and Preferred Stock dividends      $58,153       $27,153
                                                               ===========   ===========


Ratio of Earnings to Fixed Charges                                 14.71         10.69
                                                               ===========   ===========

Ratio of Earnings to Combined Fixed Charges and Preferred
    Stock dividends                                                 2.03          2.07
                                                               ===========   ===========

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS
-------------------------------------------
  FROM  OPERATIONS ("FFO")  TO FIXED CHARGES:
  -------------------------------------------

FFO                                                             $162,462       $68,825

Interest expense                                                   6,893         5,249
                                                               -----------   -----------
Adjusted FFO available to cover fixed charges                   $169,355       $74,074
                                                               ===========   ===========



                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES





                                                                                 For the Year Ended December 31,
                                                                ---------------------------------------------------
                                                                   1995          1994          1993          1992          1991
                                                                -----------   ----------     ---------    ---------      --------
                                                                (Amounts in thousands, except ratios)

Net income                                                        $70,386       $42,118       $28,036       $15,123       $11,954
   Add: Minority interest in income                                 7,137         9,481         7,291         6,895         6,693
   Less: Gain on disposition of real estate                             -             -             -          (398)            -
   Less: Minority interests in income which do not have
     fixed charges                                                 (4,700)       (5,906)         (737)         (694)         (501)
                                                                -----------   ----------     ---------    ---------      --------
Income from continuing operations                                  72,823        45,693        34,590        20,926        18,146
   Interest expense                                                 8,508         6,893         6,079         9,834        10,621
                                                                -----------   ----------     ---------    ---------      --------
Total Earnings Available to Cover Fixed Charges                   $81,331       $52,586       $40,669       $30,760       $28,767
                                                                ===========   ==========     =========    =========      ========

Total Fixed Charges - Interest expense                             $8,815        $6,893        $6,079        $9,834       $10,621
                                                                ===========   ==========     =========    =========      ========


Total Preferred Stock dividends                                    31,124       $16,846       $10,889     $     812    $       -
                                                                ===========   ==========     =========    =========      ========

Total Combined Fixed Charges and Preferred Stock dividends      $58,153       $27,153       $39,939       $23,739       $16,968
                                                               ===========   ===========   ===========   ==========     =========


Ratio of Earnings to Fixed Charges                                 14.71         10.69          9.23          7.63          6.69
                                                               ===========   ===========   ===========   ==========     =========

Ratio of Earnings to Combined Fixed Charges and Preferred
    Stock dividends                                                 2.03          2.07          2.04          2.22          2.40
                                                               ===========   ===========   ===========   ==========     =========

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS
-------------------------------------------
  FROM  OPERATIONS ("FFO")  TO FIXED CHARGES:
  -------------------------------------------

FFO                                                             $162,462       $68,825      $105,086       $56,143       $35,830

Interest expense                                                   6,893         5,249         8,508         6,893         6,079
                                                               -----------   -----------   -----------   ----------     ---------
Adjusted FFO available to cover fixed charges                   $169,355       $74,074      $113,594       $63,036       $41,909
                                                               ===========   ===========   ===========   ==========     =========




                                   Exhibit 12

                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES




                                                                  Nine Months Ended
                                                                    September 30,
                                                               -------------------------
                                                                  1996          1995
                                                               -----------   -----------


Total Fixed Charges - Interest expense                            $8,035        $5,249
                                                               ===========   ===========

Total Preferred Stock dividends                                  $50,118       $21,904
                                                               ===========   ===========
Total Combined Fixed Charges and Preferred Stock
    dividends                                                    $58,153       $27,153
                                                               ===========   ===========

Ratio of FFO to Fixed Charges                                      21.08         14.11
                                                               ===========   ===========
Ratio of FFO to Combined Fixed Charges and Preferred
    Stock dividends                                                 2.91          2.73
                                                               ===========   ===========


                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES





                                                                                  For the Year Ended December 31,
                                                                 ---------------------------------------------------
                                                                    1995          1994          1993          1992          1991
                                                                 -----------   ----------     ---------    ---------      --------
                                                                 (Amounts in thousands, except ratios)

Total Fixed Charges - Interest expense                              $8,815        $6,893        $6,079        $9,834       $10,621
                                                                 ===========   ==========     =========    =========      ========

Total Preferred Stock dividends                                    $31,124       $16,846       $10,889     $     812    $        -
                                                                 ===========   ==========     =========    =========      ========
Total Combined Fixed Charges and Preferred Stock
    dividends                                                      $39,939       $23,739       $16,968       $10,646       $10,621
                                                                 ===========   ==========     =========    =========      ========

Ratio of FFO to Fixed Charges                                        12.88          9.15          6.89          3.15          2.62
                                                                 ===========   ==========     =========    =========      ========
Ratio of FFO to Combined Fixed Charges and Preferred
    Stock dividends                                                   2.84          2.66          2.47          2.91          2.62
                                                                 ===========   ==========     =========    =========      ========



                                   Exhibit 12